Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------

                           WESTSIDE ENERGY CORPORATION
                          f/k/a "Eventemp Corporation"

             (Exact name of registrant as specified in its charter)

         Nevada                                     88-0349241

  (State of other jurisdiction of               (I.R.S. Employer
   incorporation or organizati                 Identification No.)
                                    --------

                         2100 West Loop South, Suite 900
                              Houston, Texas 77027
                                 (713) 590-3791
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                                    --------

          WESTSIDE ENERGY CORPORATION 2004 CONSULTANT COMPENSATION PLAN
                            (Full title of the Plan)
                                    --------

                                 Jimmy D. Wright
                         2100 West Loop South, Suite 900
                       Houston, Texas 77027 (713) 590-3791
               (Address, including zip code, and telephone number,
                   including area code, of agent for service)
                                    --------

                         CALCULATION OF REGISTRATION FEE

                                     Proposed    Proposed
Title of each class                  maximum     maximum         Amount of
 of securities     Amount to be      offering    aggregate      Registration
to be registered   registered(1)      price    offering price(2)    fee
                                   per share(2)

Common Stock,      500,000            $1.45       $725,000          $91.86
   $.10 par value  shares


(1) Represents the maximum number of shares that may be distributed pursuant to this Registration Statement.

(2) Estimated solely for purposes of calculating the registration fee based on the closing price of the Registrant's common stock as reported in the "Electronic Pink Sheets" of the National Quotation Bureau on April 14, 2004, or $1.45 per share.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference.


         The following documents filed by Westside Energy Corporation, f/k/a "Eventemp Corporation" (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 (file no. 0-49837), including all amendments;


         (b) The Company's Current Report on Form 8-K filed on March 1, 2004 reporting on an acquisition of assets and other matters (file no. 0-49837), including all amendments; and


         (c) The description of the Company's common stock, par value $.10 per share (the "Common Stock"), set forth under the caption "Description of Securities" in the Company's Form 10-SB dated May 28, 2002 as filed with the Commission on such date (as amended), and all amendments and reports filed thereafter for the purpose of updating such description.


         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such document.

Item 4. Description of Securities.

                  Not applicable.

Item 5. Interests of Named Experts and Counsel.

         In an exhibit to this Registration Statement, Randall W. Heinrich, sole principal of Randall W. Heinrich, P.C., Member of Gillis, Paris & Heinrich, PLLC, is rendering an opinion that the securities being registered are duly and validly issued, fully paid and non-assessable. The Company expects to issue to Mr. Heinrich shares registered pursuant to this Registration Statement. Although the number of shares that may be issued to him is not now known, the number of shares that may be issued to Mr. Heinrich may have an aggregate fair market value exceeding $50,000, the threshold dollar figure requiring disclosure pursuant to this Item 5.

Item 6. Indemnification of Directors and Officers.

         Section 78.7502 of the Nevada General Corporation Law ("NGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation, section 78.7502 provides that a corporation may indemnify those serving in the capacities mentioned above against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred in connection with the defense or settlement of the action or suit, provided that such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Section 78.751 of the NGCL provides that the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending an action, suit or proceeding must be paid by the corporation in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation. Section 78.751 further provides that indemnification and advancement of expense provisions contained in the NGCL shall not be deemed exclusive of any rights to which a director, officer, employee or agent may be entitled, whether contained in the articles of incorporation or any by-law, agreement, vote of stockholders or disinterested directors or otherwise, provided, however, that no indemnification may be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action


         The Company's Bylaws require indemnification if the statutory standards are met. The Company's Articles of Incorporation provide that no Director shall be held liable to the Company or its shareholders for monetary damages due to a breach of fiduciary duty, unless the breach is a result of self-dealing, intentional misconduct, fraud, or illegal actions


Item 7. Exemption from Registration Claimed.

                  Not applicable.

Item 8. Exhibits.

Exhibit
Number   Exhibit

  4.1    Specimen Stock Certificate for Registrant's Common Stock

  4.2    Westside Energy Corporation 2004 Consultant Compensation Plan.

  5.1    Opinion of Randall W. Heinrich

 23.1    Consent of Malone & Bailey, PLLC

 23.2 Consent of Randall W. Heinrich (included in Exhibit 5.1 to this Registration Statement).

 24.1    Power of Attorney (included on the signature page hereto).


Item 9.  Undertakings

         (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which the offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on April 15, 2004.

                                              WESTSIDE ENERGY CORPORATION
                                              f/k/a "Eventemp Corporation"



                                              By   \S\  Jimmy D. Wright
                                              Jimmy D. Wright,
                                              CEO & President
                                              (Principal Executive Officer)

                                POWER OF ATTORNEY


         The undersigned directors and officers of Westside Energy Corporation, f/k/a "Eventemp Corporation" hereby appoint Jimmy D. Wright as attorney-in-fact for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                          Title                             Date


/S/ Jimmy D. Wright       Director and                       April 15, 2004
Jimmy D. Wright           CEO, President & Chief
                          Financial Officer
                          (Principal Executive Officer,
                          Principal Financial Officer
                          and Principal Accounting
                          Officer)

/s/ Keith D. Spickelmier  Director,                          April 15, 2004
Keith D. Spickelmier

                               EXHIBITS INDEX

Exhibit                                                               Sequential
Number       Description                                             Page Number

4.1 Specimen Stock Certificate for Registrant's Common Stock (incorporated herein by reference to the Registrant's Form 10-SB dated May 28, 2002 as filed with the Commission on such date (as amended), Exhibit 4.01.

4.2          Westside Energy Corporation. 2004 Consultant Compensation Plan.

5.1          Opinion of Randall W. Heinrich, sole principal of Randall W.
             Heinrich, P.C., Member of Gillis, Paris & Heinrich, PLLC.

23.1         Consent of Malone & Bailey, PLLC

23.2         Consent of Randall W. Heinrich, sole principal of
             Randall W. Heinrich, P.C., Member of Gillis, Paris &
             Heinrich, PLLC. (included in Exhibit 5.1 to this Registration Statement)

24.1         Power of Attorney (included on the signature page hereto).